UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2014

ARNO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-52153	52-2286452
(Commission File Number)	(IRS Employer
Identification No.)

200 Route 31 North, Suite 104
Flemington, NJ 08822

(Address of principal executive offices and Zip Code)

(862) 703-7170

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Arno Therapeutics, Inc. (the “Company”) has outstanding 2012 Series B Common Stock Purchase Warrants (the “Series B Warrants”) to purchase an aggregate of approximately 6.2 million shares of the Company’s common stock, as well as 2013 Series E Common Stock Purchase Warrants (the “Series E Warrants”) to purchase an aggregate of approximately 12.8 million shares of the Company’s common stock. Both the Series B Warrants and the Series E Warrants are exercisable at a per share price of $2.40 and expire on October 31, 2014. On October 28, 2014, the Company notified the holders of the Series B Warrants and the Series E Warrants that the Company was extending the expiration date of such warrants to December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2014

Arno Therapeutics, Inc.

By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Operating Officer and Chief
Financial Officer